UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2020

FLEX LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Changi South Lane, Singapore	486123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6876-9899

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, No Par Value	FLEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2020, Flex Ltd. (the “Company”) announced that, effective September 1, 2020, Paul R. Lundstrom has been appointed Chief Financial Officer of the Company. Mr. Lundstrom succeeds Christopher Collier, who on August 5, 2020 notified the Company of his decision to resign from his position as Chief Financial Officer for personal reasons, effective September 1, 2020.  Mr. Collier has served as the Chief Financial Officer for Flex for the last seven years and in finance leadership roles for the last 25 years. Mr. Collier has agreed to support a smooth transition of the Chief Financial Officer position and several key business initiatives and will serve as a senior advisor to Revathi Advaithi, Chief Executive Officer, for the period commencing on September 1, 2020 through March 31, 2021.

Mr. Lundstrom, age 45, has served as Vice President and Chief Financial Officer of Aerojet Rocketdyne Holdings, Inc., a rocket and missile propulsion manufacturer, a position he has held since November 2016.  Between 1997 and 2016, Mr. Lundstrom worked at United Technologies Corporation (now Raytheon Technologies Corporation), where he held several senior roles including Vice President of Investor Relations; Vice President and Chief Financial Officer, Building & Industrial Systems – North Asia; Vice President and Chief Financial Officer, Climate, Control & Security – Asia; and Vice President and Chief Financial Officer, Carrier Building Systems and Services. He holds a Bachelor of Science in Finance from Truman State University and an MBA from Columbia University. He is a registered Certified Public Accountant in the State of Illinois. There is no arrangement or understanding between Mr. Lundstrom and any other person pursuant to which he was appointed Chief Financial Officer.

In connection with Mr. Lundstrom’s appointment as Chief Financial Officer, the Company entered into an offer letter (the “Offer Letter”) with Mr. Lundstrom on August 6, 2020.  Under the terms of the Offer Letter, Mr. Lundstrom’s annual base salary will be $700,000. With respect to fiscal year 2021, Mr. Lundstrom will receive an equity award comprised of 50% performance share units (PSUs) and 50% restricted share units (RSUs) having an aggregate target value of $2,000,000.  The RSUs shall vest in 3 substantially equal annual installments, assuming Mr. Lundstrom’s continued employment through each vesting date. The PSUs shall vest based upon Mr. Lundstrom’s continued employment and the attainment of performance conditions over the three year period concluding on June 3, 2023, consistent with the Company’s other executive officers. Mr. Lundstrom will also be eligible to participate in the Company’s Deferred Compensation Plan under which he may receive a Company contribution, based on Company performance, with a target amount of 30% of base salary. Additionally, Mr. Lundstrom will be credited with a one-time funding payment of $350,000 (50% of base salary) under the Deferred Compensation Plan which will cliff vest on the fourth anniversary of the employment commencement date, provided that Mr. Lundstrom remains employed by the Company through that date.

To compensate Mr. Lundstrom for certain forfeitures of incentive compensation upon leaving his current employer, Mr. Lundstrom will receive: (1) a one-time make-whole grant of RSUs having a grant date fair value of $2,500,000 which will vest in three equal annual installments, subject to continued employment through the vesting dates; and (2) a one-time make-whole sign-on cash bonus of $500,000, which he is required to repay if, within 24 months of the employment commencement date, either he voluntarily terminates his employment with the Company (other than for “Good Reason” as defined in the Company’s Executive Severance Plan) or the Company terminates his employment for “Cause” (as defined in the Company’s Executive Severance Plan).

To support alignment with our shareholders and to provide an inducement to join the Company, Mr. Lundstrom will also receive a one-time grant of PSUs having a grant date fair value of $500,000 which will vest based on achievement of relative total shareholder return (rTSR) performance goals over the three year period concluding on June 3, 2023, consistent with the Company’s other executive officers (with the number of shares that vest dependent on the level of achievement), subject to continued employment through the vesting date.

The Company will reimburse Mr. Lundstrom for his documented and reasonable expenses that he incurs in his relocation to the San Francisco Bay Area under the terms of Flex’s standard relocation policy.

Mr. Lundstrom’s employment may be terminated by Mr. Lundstrom or the Company at any time, with or without cause.  Mr. Lundstrom will be eligible to participate in the Company’s Executive Severance Plan. Under the Executive Severance Plan, in the event that Mr. Lundstrom terminates his employment for good reason (as defined in the Company’s Executive Severance Plan) or the Company terminates his employment without cause (as defined in the Company’s Executive Severance Plan), Mr. Lundstrom would be entitled to receive the following benefits, subject to entering into and complying with a transition and release agreement in a form provided by the Company (the “Plan Transition Agreement”): (a) salary and benefits coverage continuation for duration of transition period in the Plan Transition Agreement, (b) pro-rated portion of annual bonus, based on actual performance through the end of the performance period, and (c) time-vested and performance-vesting RSUs, PSUs and deferred compensation awards continued vesting during the transition period. Following the transition period, the Executive Severance Plan provides for accelerated vesting of RSUs and deferred compensation awards that would have vested during the one-year period following the transition period. Such accelerated vesting would be subject to Mr. Lundstrom’s signing a release of claims and compliance with post-termination covenants. All other unvested awards would be forfeited. During the transition period, Mr. Lundstrom would be required to discharge his transition duties and comply with other terms and conditions set forth in the Plan Transition Agreement, including customary non-competition, non-solicitation, non-disclosure, and cooperation provisions. Any violation of such obligations may result in cessation of benefits and clawback rights of the Company.

In connection with Mr. Collier's resignation, the Company entered into an Executive Transition Agreement, effective as of August 6, 2020 (the "Executive Transition Agreement"). Pursuant to the Executive Transition Agreement, effective September 1, 2020, Mr. Collier will no longer be an executive officer, but will transition to the role of a senior advisor to the Company’s Chief Executive Officer and will provide services related to the transition of duties to the new Chief Financial Officer and several key business initiatives for the period commencing on September 1, 2020 through March 31, 2021 (the "Transition Period").

Pursuant to the Executive Transition Agreement and subject to Mr. Collier’s compliance with its terms, Mr. Collier will receive his base salary payable pursuant to the Company's standard payroll schedule during the Transition Period. Mr. Collier will not be eligible for an annual bonus with respect to fiscal year 2021. In addition, Mr. Collier’s outstanding equity awards will continue to vest during the Transition Period in accordance with their terms. All equity compensation awards that remain unvested upon the expiration of the Transition Period will be forfeited. The Executive Transition Agreement provides that Mr. Collier will be subject to perpetual confidentiality and non-disparagement covenants, and includes a general release and a customary cooperation provision. Mr. Collier will not be eligible for separation payments under the terms of the Company’s Executive Severance Plan based on his resignation from the Company.

A copy of the Offer Letter and the Executive Transition Agreement will be filed as exhibits to the Company’s Form 10-Q for the quarter ended September 30, 2020.

Item 7.01 Regulation FD Disclosure.

On August 7, 2020, the Company issued a press release announcing the resignation of Mr. Collier and the appointment of Mr. Lundstrom as Chief Financial Officer.  A copy of the press release is furnished with this report as Exhibit 99.1 and is incorporated by reference herein.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit

99.1	Press release, dated August 7, 2020, issued by Flex Ltd.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flex Ltd.

Date: August 7, 2020	By:	/s/ Revathi Advaithi
Name: Revathi Advaithi Title: Chief Executive Officer